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                                                                    EXHIBIT 5.1

                 ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP
                           1290 Avenue of the Americas
                            New York, New York 10104

                                                   May 24, 1999

barnesandnoble.com inc.
76 Ninth Avenue, 11th Floor
New York, New York 10011

                  Re:      barnesandnoble.com inc.
                           Registration Statement on Form S-8

Ladies and Gentlemen:

                  We are rendering this opinion in connection with the registration by barnesandnoble.com inc., a Delaware corporation (the "Company"), of 25,500,000 shares (the "Shares") of its Class A Common Stock, par value $.001 per share, under the Securities Act of 1933, as amended, pursuant to the above-referenced Registration Statement (the "Registration Statement"). The Shares are reserved for issuance upon the exercise of options issued under the Company's 1999 Incentive Plan (the "Incentive Plan").

                  We have examined a copy of the Registration Statement, the Incentive Plan, the Certificate of Incorporation of the Company, and all amendments thereto, certified by the Secretary of State of Delaware, and are familiar with the records of the Company's corporate proceedings as reflected in its minute books.

                  Based on the foregoing, and upon such further investigation as we have deemed relevant, we are of the opinion that:

                  (a) The Company has been duly incorporated under the laws of the State of Delaware.

                  (b) The Shares, when issued in accordance with the terms of the Incentive Plan, including payment of the applicable purchase price, will be duly authorized, validly issued, fully paid and nonassessable.

                  We are members of the New York Bar, and the opinions expressed herein are limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Shares and to the use of our name wherever appearing in the Registration Statement and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Commission thereunder.


                                            Very truly yours,


                                            /s/ ROBINSON SILVERMAN PEARCE
                                                ARONSOHN & BERMAN LLP

                                                ROBINSON SILVERMAN PEARCE
                                                ARONSOHN & BERMAN LLP